AESOP FUNDING II L.L.C.,

                                    as Issuer

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                       as Trustee and Series 1998-1 Agent

                            -------------------------

                            SERIES 1998-1 SUPPLEMENT

                          dated as of February 26, 1998

                                       to

                       AMENDED AND RESTATED BASE INDENTURE

                            dated as of July 30, 1997

                            -------------------------

                           TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PRELIMINARY STATEMENT                                                          1

DESIGNATION                                                                    1

                                    ARTICLE I

                                   DEFINITIONS                                 2

                                   ARTICLE II
                           SERIES 1998-1 ALLOCATIONS                          14

Section 2.1       Establishment of Series 1998-1
                  Collection Account, Series 1998-1
                  Excess Collection Account and Series
                  1998-1 Accrued Interest Account                             14
Section 2.2       Allocations with Respect to the Series 1998-1 Notes         14
Section 2.3       Payments To Noteholders                                     18
Section 2.4       Payment of Note Interest                                    21
Section 2.5       Payment of Note Principal                                   21
Section 2.6       Administrator's Failure to
                  Instruct the Trustee to Make a Deposit or Payment           22
Section 2.7       Series 1998-1 Reserve Account                               23
Section 2.8       Series 1998-1 Distribution Account                          25

                                   ARTICLE III
                              AMORTIZATION EVENTS                             28

                                   ARTICLE IV
                     RIGHT TO WAIVE PURCHASE RESTRICTIONS                     29

                                    ARTICLE V
                          FORM OF SERIES 1998-1 NOTES                         31

Section 5.1       Restricted Global Series 1998-1 Notes                       31
Section 5.2       Temporary Global Series 1998-1
                  Notes; Permanent Global Series
                  1998-1 Notes.                                               32

                                                                            Page
                                                                            ----
                                   ARTICLE VI

                                    GENERAL                                   32

Section 6.1       Optional Repurchase                                         32
Section 6.2       Information                                                 33
Section 6.3       Exhibits                                                    33
Section 6.4       Ratification of Base Indenture                              33
Section 6.5       Counterparts                                                33
Section 6.6       Governing Law                                               33
Section 6.7       Amendments                                                  34
Section 6.8       Discharge of Indenture                                      34
Section 6.9       Notice to Surety Provider and Rating Agencies               34
Section 6.10      Certain Rights of Surety Provider                           34
Section 6.11      Surety Provider Deemed Noteholder                           35
Section 6.12      Capitalization of AFC-II                                    35
Section 6.13      Series 1998-1 Required Non-Program Enhancement Percentage.  35
Section 6.14      Third Party Beneficiary.                                    35
Section 6.15      Prior Notice by Trustee to Surety Provider.                 36

Exhibit A-1-1:    Form of Restricted Global Series 1998-1 Note
Exhibit A-1-2:    Form of Temporary Global Series 1998-1 Note
Exhibit A-1-3:    Form of Permanent Global Series 1998-1 Note
Exhibit B:        Form of Consent

            SERIES 1998-1 SUPPLEMENT, dated as of February 26, 1998 (this " Supplement") between AESOP FUNDING II L.L.C., a special purpose limited liability company established under the laws of Delaware ("AFC-II"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as agent for the benefit of the Series 1998-1 Noteholders and the Surety Provider (the "Series 1998-1 Agent"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AFC-II and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").

                         PRELIMINARY STATEMENT

            WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that AFC-II and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

            NOW, THEREFORE, the parties hereto agree as follows:

                              DESIGNATION

            There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated as 6.14% Rental Car Asset Backed Notes, Series 1998-1(the "Series 1998-1 Notes").

            The proceeds from the sale of the Series 1998-1 Notes shall be deposited in the Collection Account and shall be paid to AFC-II and used to make Loans under the Loan Agreements to the extent that the Borrowers have requested Loans thereunder and Eligible Vehicles are available to acquire or refinance thereunder on the date hereof. Any such portion of proceeds not so used to make Loans shall be deemed to be Principal Collections.

            The Series 1998-1 Notes are a non-Segregated Series of Notes (as more fully described in the Base Indenture). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.

                               ARTICLE I

                              DEFINITIONS

            (a) All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule I thereto. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 1998-1 Notes and not to any other Series of Notes issued by AFC-II.

            (b) The following words and phrases shall have the following meanings with respect to the Series 1998-1 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

            "Consent" has the meaning set forth in Article IV of this Supplement.

            "Consent Period Expiration Date" has the meaning set forth in
Article IV of this Supplement.

            "Designated Amounts" has the meaning set forth in Article IV of this Supplement.

            "Excess Collections" has the meaning specified in Section 2.3(b) of this Supplement.

            "Insurance Agreement" means the Insurance Agreement, dated as February 26, 1998, among the Surety Provider, the Trustee and AFC-II, which shall constitute an "Enhancement Agreement" with respect the Series 1998-1 Notes for all purposes under the Indenture.

            "Monthly Total Principal Allocation" means for any Related Month the sum of all Series 1998-1 Principal Allocations with respect to such Related Month.

            "Permanent Global Series 1998-1 Note" has the meaning specified in
Section 5.2 of this Supplement.

            "Principal Deficit Amount" means, with respect to any Distribution Date, the excess, if any, of (a) the Series 1998-1 Invested Amount on such Distribution Date (after giving effect to the distribution of the Monthly Total Principal Allocation for the Related Month) over (b) the sum of the Series 1998-1 Available Reserve Account Amount on such Distribution Date and the Series 1998-1 AESOP I Operating Lease Loan Agreement Borrowing Base on such Distribution Date.

            "Requisite Noteholders" means Series 1998-1 Noteholders holding 50% or more of the Series 1998-1 Invested Amount.

            "Restricted Global Series 1998-1 Note" has the meaning specified in
Section 5.1 of this Supplement.

            "Series 1997-1 Notes" means the Series of Notes designated as the Series 1997-1 Notes.

            "Series 1997-2 Supplement" means the supplement to the Base Indenture authorizing the issuance of the Series of Notes designated as the Series 1997-2 Notes.

            "Series 1998-1 Accrued Interest Account" has the meaning specified in Section 2.1(b) of this Supplement.

            "Series 1998-1 AESOP I Operating Lease Loan Agreement Borrowing Base" means, as of any date of determination, the product of (a) the Series 1998-1 AESOP I Operating Lease Vehicle Percentage as of such date and (b) the AESOP I Operating Lease Loan Agreement Borrowing Base as of such date.

            "Series 1998-1 AESOP I Operating Lease Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 1998-1 Required AESOP I Operating Lease Vehicle Amount as of such date and the denominator of which is the sum of the Required AESOP I Operating Lease Vehicle Amounts for all Series of Notes as of such date.

            "Series 1998-1 Available Reserve Account Amount" means, as of any date of determination, the amount on deposit in the Series 1998-1 Reserve

Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

            "Series 1998-1 Carryover Controlled Amortization Amount" means, with respect to any Related Month during the Series 1998-1 Controlled Amortization Period, the amount, if any, by which the Monthly Total Principal Allocation for the previous Related Month was less than the Series 1998-1 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Series 1998-1 Controlled Amortization Period, the Series 1998-1 Carryover Controlled Amortization Amount shall be zero.

            "Series 1998-1 Closing Date" means February 26, 1998.

            "Series 1998-1 Collateral" means the Collateral, the Series 1998-1 Distribution Account Collateral and the Series 1998-1 Reserve Account Collateral.

            "Series 1998-1 Collection Account" has the meaning specified in
Section 2.1(b) of this Supplement.

            "Series 1998-1 Controlled Amortization Amount" means, with respect to any Related Month during the Series 1998-1 Controlled Amortization Period, $100,000,000.

            "Series 1998-1 Controlled Amortization Period" means the period commencing at the close of business on November 1, 2004 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earliest of (i) the commencement of the Series 1998-1 Rapid Amortization Period, (ii) the date on which the Series 1998-1 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts then due, (iii) the Series 1998-1 Termination Date, and (iv) the termination of the Indenture.

            "Series 1998-1 Controlled Distribution Amount" means, with respect to any Related Month during the Series 1998-1 Controlled Amortization Period, an amount equal to the sum of the Series 1998-1 Controlled Amortization Amount and any Series 1998-1 Carryover Controlled Amortization Amount for such Related Month.

            "Series 1998-1 Deposit Date" has the meaning specified in Section
2.2 of this Supplement.

            "Series 1998-1 Distribution Account" has the meaning specified in
Section 2.8(a) of this Supplement.

            "Series 1998-1 Distribution Account Collateral" has the meaning specified in Section 2.8(d) of this Supplement.

            "Series 1998-1 Enhancement" means the Series 1998-1
Overcollateralization Amount and the Series 1998-1 Reserve Account Amount.

            "Series 1998-1 Enhancement Amount" means, as of any date of determination, the sum of the Series 1998-1 Overcollateralization Amount and the Series 1998-1 Available Reserve Account Amount as of such date.

            "Series 1998-1 Enhancement Deficiency" means, on any date of determination, the amount by which the Series 1998-1 Enhancement Amount is less than the Series 1998-1 Required Enhancement Amount as of such date.

            "Series 1998-1 Excess Collection Account" has the meaning specified in Section 2.1(b) of this Supplement.

            "Series 1998-1 Expected Final Distribution Date" means the May 2005 Distribution Date.

            "Series 1998-1 Final Distribution Date" means the May 2006 Distribution Date.

            "Series 1998-1 Initial Invested Amount" means the aggregate initial principal amount of the Series 1998-1 Notes, which is $600,000,000.

            "Series 1998-1 Interest Period" means a period commencing on and including a Distribution Date and ending on and including the day preceding the next succeeding Distribution Date; provided, however, that the initial Series 1998-1 Interest Period shall commence on and include the Series 1998-1 Closing Date and end on and include March 19, 1998.

            "Series 1998-1 Invested Amount" means, when used with respect to any date, an amount equal to (a) the Series 1998-1 Initial Invested Amount minus (b) the amount of principal payments made to Series 1998-1 Noteholders on or prior to such date.

            "Series 1998-1 Invested Percentage" means as of any date of determination:

            (a) when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the sum of the Series 1998-1 Invested Amount and the Series 1998-1 Overcollateralization Amount, determined during the Series 1998-1 Revolving Period as of the end of the Related Month (or, until the end of the initial Related Month, on the Series 1998-1 Closing Date), or, during the Series 1998-1 Controlled Amortization Period and the Series 1998-1 Rapid Amortization Period, as of the end of the Series 1998-1 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the Related Month or, until the end of the initial Related Month, as of the Series 1998-1 Closing Date, and (II) as of the same date as in clause (I), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Series of Notes and all classes of such Series of Notes) and (ii) overcollateralization percentages for allocations with respect to Principal Collections (for all Series of Notes that provide for credit enhancement in the form of overcollateralization); and

            (b) when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 1998-1 Notes on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

            "Series 1998-1 Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in clauses (a) through (g) of Article III of this Supplement; provided, however, that any event or condition of the type specified in clauses
(a) through (e) of Article III of this Supplement shall not constitute a Series 1998-1 Limited Liquidation Event of Default if (i) within such thirty (30) day period, such Amortization Event shall have been cured and, after such cure of such Amortization Event is provided for, the Trustee shall have received the written consent of the Surety Provider waiving the occurrence of such Series 1998-1 Limited Liquidation Event of Default or (ii) the Trustee shall have received the written consent of the Surety Provider waiving the occurrence of such Series 1998-1 Limited Liquidation Event of Default.

            "Series 1998-1 Maximum Aggregate Subaru/Hyundai/Suzuki Amount" means, as of any day, with respect to Subaru, Hyundai and Suzuki, in the aggregate, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Amount" means any of the Series 1998-1 Maximum Manufacturer Amounts, the Series 1998-1 Maximum Non-Eligible Manufacturer Amount, the Series 1998-1 Maximum Non-Program Vehicle Amount or the Series 1998-1 Maximum Specified States Amount.

            "Series 1998-1 Maximum Individual Subaru/Hyundai/Suzuki Amount" means, as of any day, with respect to Subaru, Hyundai or Suzuki, individually, an amount equal to 5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Manufacturer Amount" means, as of any day, any of the Series 1998-1 Maximum Mitsubishi Amount, the Series 1998-1 Maximum Individual Subaru/Hyundai/Suzuki Amount, the Series 1998-1 Maximum Aggregate Subaru/Hyundai/Suzuki Amount, the Series 1998-1 Maximum Mazda Amount or the Series 1998-1 Maximum Mazda Program Vehicle Amount.

            "Series 1998-1 Maximum Mazda Amount" means, as of any day, an amount equal to 20% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Mazda Program Vehicle Amount" means, as of any day, an amount equal to the Series 1998-1 Maximum Mazda Program Vehicle Percentage of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Mazda Program Vehicle Percentage" means 20% or such lesser percentage as may be agreed to in writing by AFC-II and the Surety Provider (initially 5%) on or after the Series 1998-1 Closing Date, with prompt written notice thereof delivered by AFC-II to the Trustee.

            "Series 1998-1 Maximum Mitsubishi Amount" means, as of any day, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Non-Eligible Manufacturer Amount" means, as of any day, an amount equal to 3% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Non-Program Vehicle Amount" means, as of any day, an amount equal to the Series 1998-1 Maximum Non-Program Vehicle Percentage of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Maximum Non-Program Vehicle Percentage" means 25% or such lesser percentage as may be agreed to in writing by AFC-II and the Surety Provider (initially 15%) on or after the Series 1998-1 Closing Date, with prompt written notice thereof delivered by AFC-II to the Trustee.

            "Series 1998-1 Maximum Specified States Amount" means, as of any day, an amount equal to 7.5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

            "Series 1998-1 Monthly Interest" means, with respect to (i) the initial Series 1998-1 Interest Period, an amount equal to the product of (A) the Series 1998-1 Note Rate, (B) the Series 1998-1 Initial Invested Amount and (C) 24/360 and (ii) any other Series 1998-1 Interest Period, an amount equal to the product of (A) one-twelfth of the Series 1998-1 Note Rate and (B) the Series 1998-1 Invested Amount on the first day of such Series 1998-1 Interest Period, after giving effect to any principal payments made on such date.

            "Series 1998-1 Non-Program Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate Net Book Value of all Non-Program Vehicles leased under the AESOP I Operating Lease as of such date and the denominator of which is the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of such date.

            "Series 1998-1 Note Rate" means 6.14% per annum.

            "Series 1998-1 Noteholder" means the Person in whose name a Series 1998-1 Note is registered in the Note Register.

            "Series 1998-1 Notes" means any one of the 6.14% Rental Car Asset Backed Notes, Series 1998-1, executed by AFC-II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1, Exhibit A-2 or

Exhibit A-3. Definitive Series 1998-1 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

            "Series 1998-1 Overcollateralization Amount" means (i) as of any date on which no AESOP I Operating Lease Vehicle Deficiency exists, the Series 1998-1 Required Overcollateralization Amount as of such date and (ii) as of any date on which an AESOP I Operating Lease Vehicle Deficiency exists, the excess, if any, of (x) the Series 1998-1 AESOP I Operating Lease Loan Agreement Borrowing Base as of such date over (y) the Series 1998-1 Invested Amount as of such date.

            "Series 1998-1 Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 1998-1 Invested Amount as of such date and the denominator of which is the aggregate Invested Amount of each Series of Notes outstanding as of such date.

            "Series 1998-1 Principal Allocation" has the meaning specified in
Section 2.2(a)(ii) of this Supplement.

            "Series 1998-1 Program Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate Net Book Value of all Program Vehicles leased under the AESOP I Operating Lease as of such date and the denominator of which is the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of such date.

            "Series 1998-1 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 1998-1 Notes and ending upon the earliest to occur of (i) the date on which the Series 1998-1 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts then due, (ii) the Series 1998-1 Termination Date and (iii) the termination of the Indenture.

            "Series 1998-1 Repurchase Amount" has the meaning specified in
Section 6.1 of this Supplement.

            "Series 1998-1 Required AESOP I Operating Lease Vehicle Amount" means, as of any date of determination, the sum of the Series 1998-1 Invested Amount and the Series 1998-1 Required Overcollateralization Amount as of such date.

            "Series 1998-1 Required Enhancement Amount" means, as of any date of determination, the sum of (i) the product of the Series 1998-1 Required Enhancement Percentage as of such date and the Series 1998-1 Invested Amount as of such date, (ii) the Series 1998-1 Percentage of the excess, if any, of the Non-Program Vehicle Amount as of such date over the Series 1998-1 Maximum Non-Program Vehicle Amount as of such date, (iii) the Series 1998-1 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Mitsubishi and leased under the Leases as of such date over the Series 1998-1 Maximum Mitsubishi Amount as of such date, (iv) the Series 1998-1 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Subaru, Hyundai or Suzuki, individually, and leased under the Leases as of such date over the Series 1998-1 Maximum Individual Subaru/Hyundai/Suzuki Amount as of such date, (v) the Series 1998-1 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Subaru, Hyundai or Suzuki, in the aggregate, and leased under the Leases as of such date over the Series 1998-1 Maximum Aggregate Subaru/Hyundai/Suzuki Amount as of such date, (vi) the Series 1998-1 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Mazda and leased under the Leases as of such date over the Series 1998-1 Maximum Mazda Amount as of such date, (vii) the Series 1998-1 Percentage of the excess, if any, of the aggregate Net Book Value of all Program Vehicles manufactured by Mazda and leased under the Leases as of such date over the Series 1998-1 Maximum Mazda Program Vehicle Amount as of such date, (viii) the Series 1998-1 Percentage of the excess, if any, of the Specified States Amount as of such date over the Series 1998-1 Maximum Specified States Amount as of such date and (ix) the Series 1998-1 Percentage of the excess, if any, of the Non-Eligible Manufacturer Amount as of such date over the Series 1998-1 Maximum Non-Eligible Manufacturer Amount as of such date.

            "Series 1998-1 Required Enhancement Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the product of (A) 11% times (B) the Series 1998-1 Program Vehicle Percentage as of such date times (C) the Series 1998-1 Invested Amount as of such date and (ii) the product of (A) the Series 1998-1 Required Non-Program Enhancement Percentage as of such date times (B) the Series 1998-1 Non-Program Vehicle Percentage as of such date times (C) the

Series 1998-1 Invested Amount as of such date and the denominator of which is the Series 1998-1 Invested Amount as of such date.

            "Series 1998-1 Required Non-Program Enhancement Percentage" means, as of any date of determination, the greater of (a) 15% and (b) the sum of (i) 15% and (ii) the sum, for each calendar month within the preceding twelve calendar months (or such fewer number of calendar months as have elapsed since the Initial Closing Date), of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).

            "Series 1998-1 Required Overcollateralization Amount" means, as of any date of determination, the excess, if any, of the Series 1998-1 Required Enhancement Amount over the sum of (i) the Series 1998-1 Available Reserve Account Amount as of such date and (ii) the amount of cash and Permitted Investment on deposit in the Series 1998-1 Collection Account and the Series 1998-1 Excess Collection Account on such date.

            "Series 1998-1 Required Reserve Account Amount" means, with respect to any Distribution Date, an amount equal to 4.0% of the Series 1998-1 Invested Amount on such Distribution Date (after giving effect to any payments of principal to be made on the Series 1998-1 Notes on such Distribution Date).

            "Series 1998-1 Reserve Account" has the meaning specified in Section 2.7(a) of this Supplement.

            "Series 1998-1 Reserve Account Collateral" has the meaning specified in Section 2.7(d) of this Supplement.

            "Series 1998-1 Reserve Account Initial Deposit" means $24,000,000.

            "Series 1998-1 Reserve Account Surplus" means, with respect to any Distribution Date, the excess, if any, of the Series 1998-1 Available Reserve Account Amount over the Series 1998-1 Required Reserve Account Amount on such Distribution Date.

            "Series 1998-1 Revolving Period" means the period from and including the Series 1998-1 Closing Date to the earlier of (i) the commencement of the Series 1998-1 Controlled Amortization Period and (ii) the commencement of any Series 1998-1 Rapid Amortization Period.

            "Series 1998-1 Shortfall" has the meaning specified in Section 2.3(a) of this Supplement.

            "Series 1998-1 Termination Date" means the May 2006 Distribution
Date.

            "Supplement" has the meaning set forth in the preamble.

            "Surety Bond" means the Note Guaranty Insurance Policy No. SB 13014, dated February 26, 1998, issued by the Surety Provider.

            "Surety Default" means (i) the occurrence and continuance of any failure by the Surety Provider to pay upon a demand for payment in accordance with the requirements of the Surety Bond or (ii) the occurrence of an Event of Bankruptcy with respect to the Surety Provider.

            "Surety Provider" means Capital Markets Assurance Corporation, a New York stock insurance company. The Surety Provider shall constitute an "Enhancement Provider" with respect to the Series 1998-1 Notes for all purposes under the Indenture and the other Related Documents.

            "Surety Provider Fee" has the meaning set forth in the Insurance Agreement.

            "Surety Provider Reimbursement Amounts" means, as of any date of determination, (i) an amount equal to the aggregate of any amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement in respect of unreimbursed draws under the Surety Bond, including interest thereon determined in accordance with the Insurance Agreement, and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement.

            "Temporary Global Series 1998-1 Note" has the meaning specified in
Section 5.2 of this Supplement.

            "Waiver Event" means the occurrence of the delivery of a Waiver Request and the subsequent waiver of any Series 1998-1 Maximum Amount.

            "Waiver Request" has the meaning set forth in Article IV of this Supplement.

                               ARTICLE II

                       SERIES 1998-1 ALLOCATIONS

            With respect to the Series 1998-1 Notes, the following shall apply:

            Section 2.1 Establishment of Series 1998-1 Collection Account, Series 1998-1 Excess Collection Account and Series 1998-1 Accrued Interest Account.

            (a) All Collections allocable to the Series 1998-1 Notes shall be allocated to the Collection Account.

            (b) The Trustee will create three administrative subaccounts within the Collection Account for the benefit of the Series 1998-1 Noteholders and the Surety Provider: the Series 1998-1 Collection Account (such sub-account, the "Series 1998-1 Collection Account"), the Series 1998-1 Excess Collection Account (such sub-account, the "Series 1998-1 Excess Collection Account") and the Series 1998-1 Accrued Interest Account (such sub-account, the "Series 1998-1 Accrued Interest Account").

            Section 2.2 Allocations with Respect to the Series 1998-1 Notes. The proceeds from the initial sale of the Series 1998-1 Notes will be deposited into the Collection Account. On each Business Day on which Collections are deposited into the Collection Account (each such date, a "Series 1998-1 Deposit Date"), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate all amounts deposited into the Collection Account in accordance with the provisions of this Section 2.2:

            (a) Allocations of Collections During the Series 1998-1 Revolving Period. During the Series 1998-1 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate on each day, prior to 11:00 a.m. (New York City time) on each Series 1998-1 Deposit Date, all amounts deposited into the Collection Account as set forth below:

            (i) allocate to the Series 1998-1 Collection Account an amount equal to the Series 1998-1 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day. All such amounts allocated to the Series 1998-1 Collection Account shall be further allocated to the Series 1998-1 Accrued Interest Account; and

            (ii) allocate to the Series 1998-1 Excess Collection Account an amount equal to the Series 1998-1 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day (for any such day, the "Series 1998-1 Principal Allocation"); provided however, if a Waiver Event shall have occurred, then such allocation shall be modified as provided in Article IV of this Supplement.

            (b) Allocations of Collections During any Series 1998-1 Controlled Amortization Period. With respect to the Series 1998-1 Controlled Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 1998-1 Deposit Date, all amounts deposited into the Collection Account as set forth below:

            (i) allocate to the Series 1998-1 Collection Account an amount determined as set forth in Section 2.2(a)(i) above for such day, which amount shall be further allocated to the Series 1998-1 Accrued Interest Account; and

            (ii) allocate to the Series 1998-1 Collection Account an amount equal to the Series 1998-1 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 1998-1 Notes; provided, however, that if the Monthly Total Principal Allocation exceeds the Series 1998-1 Controlled Distribution Amount, then the amount of such excess shall be allocated to the Series 1998-1 Excess Collection Account; and provided further that if a Waiver Event shall have occurred, then such allocation shall be modified as provided in Article IV of this Supplement.

            (c) Allocations of Collections During the Series 1998-1 Rapid Amortization Period. With respect to the Series 1998-1 Rapid Amortization Period, other than after the occurrence of an Event of Bankruptcy with respect to ARAC, any other Lessee or ARC, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m.

(New York City time) on any Series 1998-1 Deposit Date, all amounts deposited into the Collection Account as set forth below:

            (i) allocate to the Series 1998-1 Collection Account an amount determined as set forth in Section 2.2(a)(i) above for such day, which amount shall be further allocated to the Series 1998-1 Accrued Interest Account; and

            (ii) allocate to the Series 1998-1 Collection Account an amount equal to the Series 1998-1 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 1998-1 Notes, ratably, without preference or priority of any kind, until the Series 1998-1 Invested Amount is paid in full.

            (d) Allocations of Collections after the Occurrence of an Event of Bankruptcy. After the occurrence of an Event of Bankruptcy with respect to ARAC, any other Lessee or ARC, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 1998-1 Deposit Date, all amounts attributable to the AESOP I Operating Lease Loan Agreement deposited into the Collection Account as set forth below:

            (i) allocate to the Series 1998-1 Collection Account an amount equal to the Series 1998-1 AESOP I Operating Lease Vehicle Percentage as of the date of the occurrence of such Event of Bankruptcy of the aggregate amount of Interest Collections made under the AESOP I Operating Lease Loan Agreement. All such amounts allocated to the Series 1998-1 Collection Account shall be further allocated to the Series 1998-1 Accrued Interest Account;

            (ii) allocate to the Series 1998-1 Collection Account an amount equal to the Series 1998-1 AESOP I Operating Lease Vehicle Percentage as of the date of the occurrence of such Event of Bankruptcy of the aggregate amount of Principal Collections made under the AESOP I Operating Lease Loan Agreement, which amount shall be used to make principal payments in respect of the Series 1998-1 Notes, ratably, without preference or priority of any kind, until the Series 1998-1 Invested Amount is paid in full.

After the occurrence of an Event of Bankruptcy with respect to ARAC, any other Lessee or ARC, the Administrator will direct the Trustee in writing pursuant to the

Administration Agreement to allocate all amounts attributable to the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement in accordance with the provisions of the Series 1997-2 Supplement.

            (e) Series 1998-1 Excess Collection Account. Amounts allocated to the Series 1998-1 Excess Collection Account on any Series 1998-1 Deposit Date will be (w) first, deposited in the Series 1998-1 Reserve Account in an amount up to the excess, if any, of the Series 1998-1 Required Reserve Account Amount for such date over the Series 1998-1 Available Reserve Account Amount for such date, (x) second, used to pay the principal amount of other Series of Notes that are then in amortization, (y) third, released to AESOP Leasing in an amount equal to the product of (A) the Loan Agreement's Share with respect to the AESOP I Operating Lease Loan Agreement as of such date times (B) 100% minus the Loan Payment Allocation Percentage with respect to the AESOP I Operating Lease Loan Agreement as of such date times (C) the amount of any remaining funds and (z) fourth, paid to AFC-II and used to make Loans under the Loan Agreements to the extent the Borrowers have requested Loans thereunder, Eligible Vehicles are available for financing thereunder and no Series 1998-1 Enhancement Deficiency or AESOP I Operating Lease Vehicle Deficiency would result therefrom. Upon the occurrence of an Amortization Event, funds on deposit on the Series 1998-1 Excess Collection Account will be withdrawn by the Trustee, deposited in the Series 1998-1 Collection Account and allocated as Principal Collections to reduce the Series 1998-1 Invested Amount on the immediately succeeding Distribution Date.

            Section 2.3 Payments To Noteholders.

            On each Determination Date, as provided below, the Administrator shall instruct the Paying Agent in writing pursuant to the Administration Agreement to withdraw, and on the following Distribution Date the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Collection Account pursuant to Sections 2.3(a) and (b) below in respect of all funds available from Interest Collections processed since the preceding Distribution Date and allocated to the holders of the Series 1998-1 Notes.

            (a) Note Interest with respect to the Series 1998-1 Notes. On each Determination Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to Administration Agreement as to the amount to be withdrawn and paid pursuant to Section 2.4 of this Supplement from the Series 1998-1 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 1998-1 Notes processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of (x) first, an amount equal to Series 1998-1 Monthly Interest for the Series 1998-1 Interest Period ending on the day preceding the related Distribution Date, (y) second, an amount equal to the amount of any unpaid Series 1998-1 Shortfall as of the preceding Distribution Date (together with any accrued interest on such Series 1998-1 Shortfall) and
(z) third, an amount equal to the Surety Provider Fee for such Series 1998-1 Interest Period plus any Surety Provider Reimbursement Amounts then due and owing. If the amounts anticipated to be available from the Series 1998-1 Accrued Interest Account will be insufficient to pay the sum of the amounts described in clauses (x), (y) and (z) above on any Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Series 1998-1 Reserve Account and deposit in the Series 1998-1 Distribution Account on the following Distribution Date an amount equal to the lesser of the Series 1998-1 Available Reserve Account Amount and such insufficiency; provided, however, that after the occurrence of a Surety Default, no amounts in respect of the Surety Provider Fee shall be withdrawn from the Series 1998-1 Reserve Account. If the amounts described in the preceding two sentences are insufficient to pay the sum of the amounts described in clauses (x) and (y) above on any Distribution Date, the Trustee shall make a demand on the Surety Bond in accordance with the terms thereof in an amount equal to such insufficiency and deposit the proceeds thereof in the Series 1998-1 Distribution Account. If the amounts described in this Section 2.3(a) are insufficient to pay Series 1998-1 Monthly Interest on any Distribution Date, payments of interest to the Series 1998-1 Noteholders will be reduced on a pro rata basis by the amount of such deficiency. The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the "Series 1998-1 Shortfall." Interest shall accrue on the Series 1998-1 Shortfall at the Series 1998-1 Note Rate. On the following Distribution Date, the Trustee shall withdraw the amounts described in this
Section 2.3(a) from the Series 1998-1 Accrued Interest Account and deposit such amounts in the Series 1998-1 Distribution Account.

            (b) Balance. On or prior to the second Business Day preceding each Distribution Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement to pay the balance (after making the payments required in Section 2.3(a) of this Supplement), if any, of the Interest Collections allocated to holders of the Series 1998-1 Notes since the preceding Distribution Date as follows:

            (i) on each Distribution Date during the Series 1998-1 Revolving Period or the Series 1998-1 Controlled Amortization Period, (1) first, to the Surety Provider, in an amount equal to (x) the Surety Provider Fee for the related Series 1998-1 Interest Period and, without duplication, (y) any Surety Provider Reimbursement Amounts then due and owing, (2) second, to the Administrator, an amount equal to the Series 1998-1 Percentage as of the beginning of such Series 1998-1 Interest Period of the portion of the Monthly Administration Fee payable by AFC-II (as specified in clause
      (iii) of the definition thereof) for such Series 1998-1 Interest Period,
      (3) third, to the Trustee, an amount equal to the Series 1998-1 Percentage as of the beginning of such Series 1998-1 Interest Period of the Trustee's fees for such Series 1998-1 Interest Period, (4) fourth, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, an amount equal to the Series 1998-1 Percentage as of the beginning of such Series 1998-1 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 1998-1 Interest Period and (5) fifth, the balance, if any ("Excess Collections"), shall be withdrawn by the Paying Agent from the Series 1998-1 Collection Account and deposited in the Series 1998-1 Excess Collection Account; and

            (ii) on each Distribution Date during the Series 1998-1 Rapid Amortization Period, (1) first, to the Surety Provider, in an amount equal to (x) the Surety Provider Fee for the related Series 1998-1 Interest Period and, without duplication, (y) any Surety Provider Reimbursement Amounts then due and owing, (2) second, to the Trustee, an amount equal to the Series 1998-1 Percentage as of the beginning of such Series 1998-1 Interest Period of the Trustee's fees for such Series 1998-1 Interest Period, (3) third, to the Administrator, an amount equal to the Series 1998-1 Percentage as of the beginning of such Series 1998-1 Interest Period of the portion of the Monthly Administration Fee (as specified in clause (iii) of the definition thereof) payable by AFC-II for such Series 1998-1 Interest Period, (4) fourth, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, an amount equal to the Series 1998-1 Percentage as of the beginning of such Series 1998-1 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 1998-1 Interest Period and (5) fifth, the balance, if any, shall constitute Excess Collections and shall be withdrawn by the Paying Agent from the Series 1998-1 Collection Account and deposited in the Series 1998-1 Excess Collection Account.

            Section 2.4  Payment of Note Interest.

            On each Distribution Date, subject to Section 9.8 of the Base Indenture, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1998-1 Noteholders from the Series 1998-1 Distribution Account the amount deposited in the Series 1998-1 Distribution Account for the payment of interest pursuant to Section 2.3(a) of this Supplement and, to the extent necessary to pay interest on the Series 1998-1 Notes, first, amounts on deposit in the Series 1998-1 Collection Account, second, amounts on deposit in the Series 1998-1 Reserve Account and third, proceeds of a demand on the Surety Bond made in accordance with the terms thereof.

            Section 2.5 Payment of Note Principal.

            (a) Monthly Payments During Controlled Amortization Period or Rapid Amortization Period. Commencing on the second Determination Date during the Series 1998-1 Controlled Amortization Period, or the first Determination Date after the commencement of the Series 1998-1 Rapid Amortization Period, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement as to the amount allocated to the Series 1998-1 Notes during the Related Month pursuant to Section 2.2(b)(ii),
(c)(ii) or (d)(ii), as the case may be, of this Supplement, as to any amounts to be withdrawn from the Series 1998-1 Reserve Account and deposited into the Series 1998-1 Distribution Account, and as to the amount of any demand on the Surety Bond in accordance with the terms thereof. On the Distribution Date following each such Determination Date, the Trustee shall withdraw the amount allocated to the Series 1998-1 Notes during the Related Month pursuant to
Section 2.2(b)(ii), (c)(ii) or (d)(ii), as the case may be, of this Supplement from the Series 1998-1 Collection Account and deposit such amount in the Series 1998-1 Distribution Account, to be paid to the holders of the Series 1998-1 Notes. If the amount so deposited in the Series 1998-1 Collection Account with respect to the Series 1998-1 Final Distribution Date is less than the Series 1998-1 Invested Amount, the Trustee shall withdraw from the Series 1998-1 Reserve Account, an amount equal to the lesser of the Series 1998-1 Available Reserve Account Amount and such insufficiency. If the Series 1998-1 Available Reserve Account Amount is less than such insufficiency, the Trustee shall make a demand on the Surety Bond in accordance with the terms thereof in an amount equal to such insufficiency and deposit the proceeds thereof in the Series 1998-1 Distribution Account. The entire principal amount of all Outstanding Series

1998-1 Notes shall be due and payable on the Series 1998-1 Final Distribution Date.

            (b) If on any Determination Date the Administrator determines that the Principal Deficit Amount with respect to the next succeeding Distribution Date will be greater than zero, the Administrator shall instruct the Trustee in writing to make a demand on the Surety Bond on such Determination Date in accordance with the terms thereof in an amount equal to such Principal Deficit Amount and deposit the proceeds thereof into the Series 1998-1 Distribution Account.

            (c) On each Distribution Date occurring on or after the date a withdrawal is made from the Series 1998-1 Collection Account or the Series 1998-1 Reserve Account pursuant to Section 2.5(a) of this Supplement or a demand is made pursuant to Section 2.5(b) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay pro rata to each Series 1998-1 Noteholder from the Series 1998-1 Distribution Account the amount deposited therein pursuant to Section 2.5(a) or (b) of this Supplement, to the extent necessary to pay the Series 1998-1 Controlled Amortization Amount during the Series 1998-1 Controlled Amortization Period, or to the extent necessary to pay the Series 1998-1 Invested Amount during the Series 1998-1 Rapid Amortization Period.

            Section 2.6 Administrator's Failure to Instruct the Trustee to Make a Deposit or Payment.

            If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account required to be given by the Administrator, at the time specified in the Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account without such notice or instruction from the Administrator, provided that the Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee or the Paying Agent at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.

            Section 2.7 Series 1998-1 Reserve Account.

            (a) Establishment of Series 1998-1 Reserve Account. AFC-II shall establish and maintain in the name of the Series 1998-1 Agent for the benefit of the Series 1998-1 Noteholders and the Surety Provider, or cause to be established and maintained, an account (the "Series 1998-1 Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1998-1 Noteholders and the Surety Provider. The Series 1998-1 Reserve Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1998-1 Reserve Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then AFC-II shall, within 30 days of such reduction, establish a new Series 1998-1 Reserve Account with a new Qualified Institution. If the Series 1998-1 Reserve Account is not maintained in accordance with the previous sentence, AFC-II shall establish a new Series 1998-1 Reserve Account, within ten
(10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Series 1998-1 Agent in writing to transfer all cash and investments from the non-qualifying Series 1998-1 Reserve Account into the new Series 1998-1 Reserve Account. Initially, the Series 1998-1 Reserve Account will be established with Harris Trust and Savings Bank. On the Series 1998-1 Closing Date, AFC-II shall deposit an amount equal to the Series 1998-1 Reserve Account Initial Deposit into the Series 1998-1 Reserve Account.

            (b) Administration of the Series 1998-1 Reserve Account. The Administrator may instruct the institution maintaining the Series 1998-1 Reserve Account to invest funds on deposit in the Series 1998-1 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 1998-1 Reserve Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 1998-1 Reserve Account.

            (c) Earnings from Series 1998-1 Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 1998-1 Reserve Account shall be deemed to be on deposit therein and available for distribution.

            (d) Series 1998-1 Reserve Account Constitutes Additional Collateral for Series 1998-1 Notes. In order to secure and provide for the repayment and payment of the AFC-II Obligations with respect to the Series 1998-1 Notes, AFC-II hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Series 1998-1 Agent, for the benefit of the Series 1998-1 Noteholders and the Surety Provider, all of AFC-II's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1998-1 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1998-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 1998-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1998-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the "Series 1998-1 Reserve Account Collateral"). The Series 1998-1 Agent shall possess all right, title and interest in all funds on deposit from time to time in the Series 1998-1 Reserve Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 1998-1 Reserve Account. The Series 1998-1 Reserve Account Collateral shall be under the sole dominion and control of the Series 1998-1 Agent for the benefit of the Series 1998-1 Noteholders and the Surety Provider.

            (e) Series 1998-1 Reserve Account Surplus. In the event that the Series 1998-1 Reserve Account Surplus on any Distribution Date, after giving effect to all withdrawals from the Series 1998-1 Reserve Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator pursuant to the Administration Agreement, shall withdraw from the Series 1998-1 Reserve Account an amount equal to the Series 1998-1 Reserve Account Surplus and shall pay such amount to AFC-II.

            (f) Termination of Series 1998-1 Reserve Account. Upon the termination of the Indenture pursuant to Section 11.1 of the Base Indenture, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts owing to the Series 1998-1 Noteholders and to the Surety Provider and payable from the Series 1998-1 Reserve Account as provided herein, shall withdraw from the Series 1998-1 Reserve Account all amounts on deposit therein for payment to AFC-II.

            Section 2.8 Series 1998-1 Distribution Account.

            (a) Establishment of Series 1998-1 Distribution Account. The Trustee shall establish and maintain in the name of the Series 1998-1 Agent for the benefit of the Series 1998-1 Noteholders and the Surety Provider, or cause to be established and maintained, an account (the "Series 1998-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1998-1 Noteholders and the Surety Provider. The Series 1998-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1998-1 Distribution Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then AFC-II shall, within 30 days of such reduction, establish a new Series 1998-1 Distribution Account with a new Qualified Institution. If the Series 1998-1 Distribution Account is not maintained in accordance with the previous sentence, AFC-II shall establish a new Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Series 1998-1 Agent in writing to transfer all cash and investments from the non-qualifying Series 1998-1 Distribution Account into the new Series 1998-1 Distribution Account. Initially, the Series 1998-1 Distribution Account will be established with Harris Trust and Savings Bank.

            (b) Administration of the Series 1998-1 Distribution Account. The Administrator may instruct the institution maintaining the Series 1998-1 Distribution Account to invest funds on deposit in the Series 1998-1 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 1998-1 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution

Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 1998-1 Distribution Account.

            (c) Earnings from Series 1998-1 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 1998-1 Distribution Account shall be deemed to be on deposit and available for distribution.

            (d) Series 1998-1 Distribution Account Constitutes Additional Collateral for Series 1998-1 Notes. In order to secure and provide for the repayment and payment of the AFC-II Obligations with respect to the Series 1998-1 Notes, AFC-II hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Series 1998-1 Agent, for the benefit of the Series 1998-1 Noteholders and the Surety Provider, all of AFC-II's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1998-1 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1998-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 1998-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1998-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the "Series 1998-1 Distribution Account Collateral"). The Series 1998-1 Agent shall possess all right, title and interest in all funds on deposit from time to time in the Series 1998-1 Distribution Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 1998-1 Distribution Account. The Series 1998-1 Distribution Account Collateral shall be under the sole dominion and control of the Series 1998-1 Agent for the benefit of the Series 1998-1 Noteholders and the Surety Provider.

                              ARTICLE III

                          AMORTIZATION EVENTS

            In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 1998-1 Notes and shall constitute the Amortization Events set forth in Section 9.1(n) of the Base Indenture with respect to the Series 1998-1 Notes (without notice or other action on the part of the Trustee or any holders of the Series 1998-1 Notes) and shall not be subject to waiver:

            (a) a Series 1998-1 Enhancement Deficiency shall occur and continue for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if (i) during such two (2) Business Day period such Series 1998-1 Enhancement Deficiency shall have been cured in accordance with the terms and conditions of the Indenture and the Related Documents;

            (b) the Series 1998-1 Available Reserve Account Amount shall be less than the Series 1998-1 Required Reserve Account Amount for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if (i) during such two (2) Business Day period such insufficiency shall have been cured in accordance with the terms and conditions of the Indenture and the Related Documents;

            (c) the Series 1998-1 Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents);

            (d) all principal and interest of the Series 1998-1 Notes is not paid in full on or before the Series 1998-1 Expected Final Distribution Date;

            (e) the Trustee shall make a demand for payment under the Surety
Bond;

            (f) the occurrence of an Event of Bankruptcy with respect to the Surety Provider; and

            (g) the Surety Provider fails to pay a demand for payment in accordance with the requirements of the Surety Bond.

                               ARTICLE IV

                  RIGHT TO WAIVE PURCHASE RESTRICTIONS

            Notwithstanding any provision to the contrary in the Indenture or the Related Documents, upon the Trustee's receipt of notice from any Lessee, any Borrower or AFC-II (i) to the effect that a Manufacturer Program is no longer an Eligible Manufacturer Program and that, as a result, the Series 1998-1 Maximum Non-Program Vehicle Amount is or will be exceeded or (ii) that the Lessees, the Borrowers and AFC-II have determined to increase any Series 1998-1 Maximum Amount, (such notice, a "Waiver Request"), each Series 1998-1 Noteholder may, at its option, waive the Series 1998-1 Maximum Non-Program Vehicle Amount or any other Series 1998-1 Maximum Amount if (i) no Amortization Event exists, (ii) the Requisite Noteholders and the Surety Provider consent to such waiver and (iii) 60 days' prior, written notice of such proposed waiver is provided to the Rating Agencies by the Trustee.

            Upon receipt by the Trustee of a Waiver Request (a copy of which the Trustee shall promptly provide to the Rating Agencies), all amounts which would otherwise be allocated to the Series 1998-1 Excess Collection Account (collectively, the "Designated Amounts") from the date the Trustee receives a Waiver Request through the Consent Period Expiration Date will be held by the Trustee in the Series 1998-1 Collection Account for ratable distribution as described below.

            Within ten (10) Business Days after the Trustee receives a Waiver Request, the Trustee shall furnish notice thereof to the Series 1998-1 Noteholders and the Surety Provider, which notice shall be accompanied by a form of consent (each a "Consent") in the form of Exhibit B by which the Series 1998-1 Noteholders may, on or before the Consent Period Expiration Date, consent to waiver of the applicable Series 1998-1 Maximum Amount. If the Trustee receives the consent of the Surety Provider and Consents from the Requisite Noteholders agreeing to waiver of the applicable Series 1998-1 Maximum Amount within forty-five (45) days after the Trustee notifies the Series 1998-1 Noteholders of a Waiver Request (theday on which such forty-five (45) day period expires, the "Consent Period Expiration Date"), (i) the applicable Series 1998-1 Maximum Amount shall be deemed waived by the consenting Series 1998-1 Noteholders, (ii) the Trustee will distribute the Designated Amounts as set forth below and (iii) the Trustee shall promptly (but in any event within two days) provide the Rating Agency with notice of such waiver. Any Series 1998-1 Noteholder from whom the Trustee has not received a Consent on or before the Consent Period Expiration Date will be deemed not to have consented to such waiver.

            If the Trustee receives Consents from the Requisite Noteholders on or before the Consent Period Expiration Date, then on the immediately following Distribution Date, the Trustee will pay the Designated Amounts as follows:

                        (i) to the non-consenting Series 1998-1 Noteholders, if
            any, pro rata up to the amount required to pay all Series 1998-1 Notes held by such non-consenting Series 1998-1 Noteholders in full; and

                        (ii) any remaining Designated Amounts to the Series
            1998-1 Excess Collection Account.

            If the amount paid pursuant to clause (i) of the preceding paragraph is not paid in full on the date specified therein, then on each day following such Distribution Date, the Administrator will allocate to the Series 1998-1 Collection Account on a daily basis all Designated Amounts collected on such day. On each following Distribution Date, the Trustee will withdraw a portion of such Designated Amounts from the Series 1998-1 Collection Account and deposit same in the Series 1998-1 Distribution Account for distribution as follows:

                        (a) to the non-consenting Series 1998-1 Noteholders, if
            any, pro rata an amount equal to the Designated Amounts in the Series 1998-1 Collection Account as of the applicable Determination Date up to the aggregate outstanding principal balance of the Series 1998-1 Notes held by the non-consenting Series 1998-1 Noteholders; and

                        (b) any remaining Designated Amounts to the Series
            1998-1 Excess Collection Account.

            If the Requisite Noteholders or the Surety Provider do not timely consent to such waiver, the Designated Amounts will be re-allocated to the Series 1998-1 Excess Collection Account for allocation and distribution in accordance with the terms of the Indenture and the Related Documents.

            In the event that the Series 1998-1 Rapid Amortization Period shall commence after receipt by the Trustee of a Waiver Request, all such Designated

Amounts will thereafter be considered Principal Collections allocated to the Series 1998-1 Noteholders.

                               ARTICLE V

                      FORM OF SERIES 1998-1 NOTES

            Section 5.1 Restricted Global Series 1998-1 Notes. The Series 1998-1 Notes to be issued in the United States will be issued in book-entry form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "Restricted Global Series 1998-1 Note", substantially in the form set forth in Exhibit A-1-1 hereto, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold only in the United States (1) initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and (2) thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act and shall be deposited on behalf of the purchasers of the Series 1998-1 Notes represented thereby, with a custodian for DTC, and registered in the name of Cede as DTC's nominee, duly executed by AFC-II and authenticated by the Trustee in the manner set forth in
Section 2.4 of the Base Indenture.

            Section 5.2 Temporary Global Series 1998-1 Notes; Permanent Global Series 1998-1 Notes. The Series 1998-1 Notes to be issued outside the United States will be issued and sold in transactions outside the United States in reliance on Regulation S under the Securities Act, as provided in the applicable note purchase agreement, and shall initially be issued in the form of one or more temporary notes in registered form without interest coupons (each, a "Temporary Global Series 1998-1 Note", substantially in the form set forth in Exhibit A-2, which shall be deposited on behalf of the purchasers of the Series 1998-1 Notes represented thereby with a custodian for, and registered in the name of a nominee of DTC, for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear and for Cedel, duly executed by AFC-II and authenticated by the Trustee in the manner set forth in Section
2.4 of the Base Indenture. Interests in a Temporary Global Series 1998-1 Note will be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons (each, a "Permanent Global Series 1998-1 Note", substantially in the form of Exhibit A-3 hereto, in accordance with the provisions of such Temporary Global Series 1998-1 Note and the

Base Indenture (as modified by this Supplement). Interests in a Permanent Global Series 1998-1 Note will be exchangeable for a definitive Series 1998-1 Note, in accordance with the provisions of such Permanent Global Series 1998-1 Note and the Base Indenture (as modified by this Supplement).

                               ARTICLE VI

                                GENERAL

            Section 6.1 Optional Repurchase. The Series 1998-1 Notes shall be subject to repurchase by AFC-II at its option in accordance with Section 6.3 of the Base Indenture on any Distribution Date after the Series 1998-1 Invested Amount is reduced to an amount less than or equal to 10% of the Series 1998-1 Initial Invested Amount (the "Series 1998-1 Repurchase Amount"); provided, however, that as a condition precedent to any such optional repurchase, on or prior to the Distribution Date on which any Series 1998-1 Note is repurchased by AFC-II pursuant to this Section 6.1, AFC-II shall have paid the Surety Bond Provider all Surety Provider Fees and all other Surety Provider Reimbursement Amounts due and unpaid as of such Distribution Date. The repurchase price for any Series 1998-1 Note shall equal the aggregate outstanding principal balance of such Series 1998-1 Note (determined after giving effect to any payments of principal and interest on such Distribution Date), plus accrued and unpaid interest on such outstanding principal balance.

            Section 6.2 Information. The Trustee shall provide to the Series 1998-1 Noteholders, or their designated agent, and the Surety Provider copies of all information furnished to the Trustee or AFC-II pursuant to the Related Documents, as such information relates to the Series 1998-1 Notes or the Series 1998-1 Collateral.

            Section 6.3 Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A-1:      Form of Restricted Global Series 1998-1 Note
Exhibit A-2:      Form of Temporary Global Series 1998-1 Note
Exhibit A-3:      Form of Permanent Global Series 1998-1 Note
Exhibit B:        Form of Consent

            Section 6.4 Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

            Section 6.5 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 6.6 Governing Law. This Supplement shall be construed in accordance with the law of the State of New York (without giving effect to the provisions thereof regarding conflicts of laws), and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

            Section 6.7 Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the aggregate outstanding principal amount of the Series 1998-1 Notes affected thereby.

            Section 6.8 Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 1998-1 Notes without the consent of the Required Noteholders.

            Section 6.9 Notice to Surety Provider and Rating Agencies. The Trustee shall provide to the Surety Provider and each Rating Agency a copy of each notice, opinion of counsel, certificate or other item delivered to, or required to be provided by, the Trustee pursuant to this Supplement or any other Related Document. Each such opinion of counsel shall be addressed to the Surety Provider, shall be from counsel reasonably acceptable to the Surety Provider and shall be in form and substance reasonably acceptable to the Surety Provider. All such notices, opinions, certificates or other items delivered to the Surety Provider shall be forwarded to Capital Markets Assurance Corporation, 885 Third Avenue, New York, New York 10022, Attention: Chief Financial Officer and Chief Underwriting Officer, telecopy: (212) 755-5487; confirmation: (212)
755-1155.

            Section 6.10 Certain Rights of Surety Provider. The Surety Provider shall be deemed to be an Enhancement Provider entitled to receive confirmation of the rating on the Series 1998-1 Notes (without regard to the Surety Bond) pursuant to the definition of "Rating Agency Confirmation Condition." In addition, the Surety Provider shall be deemed to be an Enhancement Provider entitled to exercise the consent rights described in clause (ii) of the definition of "Rating Agency Consent Condition."

            Section 6.11 Surety Provider Deemed Noteholder and Secured Party. Except for any period during which a Surety Default is continuing, the Surety Provider shall be deemed to be the holder of 100% of the Series 1998-1 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, requests, declarations and/or notices pursuant to the Base Indenture and this Supplement. Any reference in the Base Indenture or the Related Documents (including, without limitation, in Sections 2.3, 8.14, 9.1, 9.2 or
12.1 of the Base Indenture) to materially, adversely, or detrimentally affecting the rights or interests of the Noteholders, or words of similar meaning, shall be deemed, for purposes of the Series 1998-1 Notes, to refer to the rights or interests of the Surety Provider. Furthermore, the Surety Provider shall be deemed to be a "Secured Party" under the Base Indenture and the Related Documents to the extent of amounts payable to the Surety Provider pursuant to this Supplement. Moreover, wherever in the Related Documents money or other property is assigned, conveyed, granted or held for, a filing is made for, action is taken for or agreed to be taken for, or a representation or warranty is made for the benefit of the Noteholders, the Surety Provider shall be deemed to be the Noteholder with respect to 100% of the Series 1998-1 Notes for such purposes.

            Section 6.12 Capitalization of AFC-II. AFC-II agrees that on the Series 1998-1 Closing Date it will have capitalization in an amount equal to or greater than 3% of the sum of (x) the Series 1998-1 Initial Invested Amount and
(y) the invested amount of the Series 1997-1 Notes.

            Section 6.13 Series 1998-1 Required Non-Program Enhancement Percentage. AFC-II agrees that it will not make any Loan under any Loan Agreement to finance the acquisition of any Vehicle by AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, if, after giving effect to the making of such Loan, the acquisition of such Vehicle and the inclusion of such Vehicle under the relevant Lease, the Series 1998-1 Required Non-Program Enhancement Percentage would exceed 25.0%.

            Section 6.14 Third Party Beneficiary. The Surety Provider is an express third party beneficiary of (i) the Base Indenture to the extent of provisions relating to any Enhancement Provider and (ii) this Supplement.

            Section 6.15 Prior Notice by Trustee to Surety Provider. Subject to
Section 10.1 of the Base Indenture, the Trustee agrees that, so long as no Amortization Event shall have occurred and be continuing with respect to any Series of Notes other than the Series 1998-1 Notes, it shall not exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 1998-1 Notes (except those set forth in clauses (f) and (g) of Article III of this Supplement) until after the Trustee has given prior written notice thereof to the Surety Provider and obtained the direction of the Required Noteholders with respect to the Series 1998-1 Notes. The Trustee agrees to notify the Surety Provider promptly following any exercise of rights or remedies available to it as a result of the occurrence of any Amortization Event or a Series 1998-1 Limited Liquidation Event of Default.

            IN WITNESS WHEREOF, AFC-II and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             AESOP FUNDING II L.L.C.

                              By:
                                  ----------------------------------
                                  Name:
                                  Title:


                              HARRIS TRUST AND SAVINGS BANK
                                as Trustee

                              By:
                                  ----------------------------------
                                  Name:
                                  Title:


                              HARRIS TRUST AND SAVINGS BANK
                                as Series 1998-1 Agent

                              By:
                                  ----------------------------------
                                  Name:
                                  Title: